Chemokine Therapeutics

FOR IMMEDIATE RELEASE	TSX symbol: CTI

CHEMOKINE COMPLETES INITIAL PUBLIC OFFERING

- Shares listed on TSX under the symbol "CTI" -

VANCOUVER, British Columbia - December 30, 2004 - Chemokine Therapeutics Corp. (TSX:CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, today announced its initial public offering, consisting of a new issue of 16,000,000 common shares priced at Cdn$1.00 per share, for gross proceeds of Cdn$16,000,000. Chemokine Therapeutics' common shares are expected to trade on the Toronto Stock Exchange under the symbol "CTI" at market opening today.

A syndicate of investment dealers led by Canaccord Capital Corporation and including Jennings Capital Inc., McFarlane Gordon Inc., and Wellington West Capital Inc., participated in the financing. Chemokine has granted the underwriters an option, exercisable for a period of 60 days from the closing date, to purchase an additional 2,400,000 common shares to cover over allotments, and for market stabilization purposes. If the over-allotment is exercised in full, total maximum gross proceeds of the offering will be approximately Cdn$18,400,000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of the final prospectus relating to the offering may be obtained from Chemokine Therapeutics Corp. located at 208-2386 East Mall (UBC), Vancouver, B.C., V6T 1Z3.

About Chemokine Therapeutics Corp. (www.chemokine.net)

Chemokine Therapeutics Corp. is a biotechnology company focused on chemokines, a family of small, soluble proteins, structurally related to cytokines. Chemokines play a role in controlling normal body functions such as immune response and stem cell development and in the physiological processes of a variety of diseases including cancer, viral infections, and autoimmune diseases. Chemokine Therapeutics is developing synthetic chemokines to address a number of diseases and disorders. Its two drug candidates in clinical trials are CTCE-0214, a hematological support compound, and CTCE-9908, an anti-metastasis compound. In addition, Chemokine Therapeutics maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Proctor & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine Therapeutics to collaborate on research and development.

Statements in this press release regarding the expected use of the proceeds from the offering of Chemokine common shares and any other statements, managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents or other filings with the Canadian and U.S. securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Hassan Salari, President and CEO, or David Karp, Chief Financial Officer Phone: (604) 822-0301 Fax: (604) 822-0302 E-mail: dkarp@chemokine.net Internet: www.chemokine.net	Investor Relations Ross Marshall The Equicom Group Inc. Phone: (416) 815-0700 (Ext.238) E-mail: rmarshall@equicomgroup.com Fax: (416) 815-0080